Exhibit 32.1

CERTIFICATION

The undersigned officer of China Ruitai International Holdings Co., Ltd. (the “Company”) hereby certifies that, to his knowledge, the Company’s Quarterly Report on Form 10-Q to which this certification is attached (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2011	By:	/s/ Dian Min Ma
Dian Min Ma, Chief Executive Officer